Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-151490, 333-135116 as amended, 333-125978, 333-122785, 333-107160, 333-100472, 333-81524, 333-13102, 333-07636, 033-35332, and 033-04813) of Telefonaktiebolaget LM Ericsson of our report dated April 28, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers AB
PricewaterhouseCoopers AB

Stockholm, Sweden

April 28, 2009